Exhibit 5.1

[ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

January 7, 2002

Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437

Ladies and Gentlemen:

                 At your request, we have examined the Registration Statement on Form S-3, to be filed by Residential Asset Securities Corporation, a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission on January 7, 2002 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of Mortgage Asset-Backed and Manufactured Housing Contract Pass-Through Certificates (the “Certificates”). The Certificates are issuable in series (each, a “Series”) under either a separate Pooling and Servicing Agreement (each such agreement, a “Pooling and Servicing Agreement”) by and among the Registrant, the Master Servicer or Servicer named therein and the Trustee named therein or a Trust Agreement (each such agreement, a “Trust Agreement”) by and among the Registrant, the Trustee named therein and the Certificate Administrator named therein. The Certificates of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

                 We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

                 Based on such examination, we are of the opinion that when the issuance of each Series of Certificates has been duly authorized by appropriate corporate action and the Certificates of such Series have been duly executed and delivered in accordance with the Pooling and Servicing Agreement or the Trust Agreement relating to such Series and sold, the Certificates will be legally issued, fully paid, binding obligations of the trust created by the Pooling and Servicing Agreement or the Trust Agreement, and the holders of the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement or the Trust Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP ORRICK, HERRINGTON & SUTCLIFFE LLP

Exhibit 5.2

January 7, 2002

Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437

                 Re:           Residential Asset Securities Corporation
                                  Registration Statement on Form S-3

Ladies and Gentlemen:

                 We are counsel to Residential Asset Securities Corporation, a Delaware corporation (the “Registrant”), in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), of Mortgage Asset-Backed and Manufactured Housing Contract Pass-Through Certificates (the “Securities”), and the related preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) and various amendments. The Securities are issuable in series under separate agreements more particularly described in the prospectus and the prospectus supplement relating to such series. Each agreement (an “Agreement”) will be substantially in the form filed as an Exhibit to the Registration Statement.

                 In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

Residential Statement Form S-3 Residential Asset Securities Corporation January 7, 2002	Page 2

                 In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors and secured parties, as to which laws we express no opinion herein, (iii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain remedies including the remedies of specific performance and self-help and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection and (iv) public policy considerations, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations.

                 In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, the laws of the State of New York and the applicable laws of the State of Delaware. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

                 The federal tax opinions set forth below are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which or the effect of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express an opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

                 Based upon and subject to the foregoing, it is our opinion that:

1.

Each Agreement, assuming the execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the Registrant in accordance with its terms.

2.

Each series of Securities, assuming the execution and delivery of the related Agreements, the execution and authentication of such Securities in accordance with the Agreements and the delivery and payment therefor as contemplated in the Registration Statement and the Prospectus and Prospectus Supplement delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of the related Agreements.

Residential Statement Form S-3 Residential Asset Securities Corporation January 7, 2002	Page 3

3.

The description of federal income tax consequences appearing under the heading “Material Federal Income Tax Consequences” in the prospectus contained in the Registration Statement, as supplemented in the section “Material Federal Income Tax Consequences” in the related Prospectus Supplement, includes a discussion of the material federal income tax consequences of an investment in the Securities, and is accurate with respect to those tax consequences which are discussed.

                 To the extent that the description referred to in paragraph 3 above expressly states our opinion, or states that our opinion has been or will be provided as to any series of Securities, we hereby confirm and adopt such opinion herein.

                 Please note that paragraphs 3 and 4 above apply only to those series of Securities for which our firm is named as counsel to the Depositor in the related Prospectus Supplement and for which a REMIC election is made.

                 We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings “Material Federal Income Tax Consequences” and “Legal Matters”, without admitting that we are “persons” within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or “experts” within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

Very truly yours,

/s/ Thacher Proffitt & Wood